As filed with the Securities and Exchange Commission on June 11, 2002
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ______________________

                               CYLINK CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          California                                           95-3891600
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                                 3131 Jay Street
                          Santa Clara, California 95054
              (Address of Registrant's Principal Executive Offices)
                        2000 Employee Stock Purchase Plan

                         _______________________________

                              (Full Title of Plans)
                             Robert B. Fougner, Esq.
                          General Counsel and Secretary
                               Cylink Corporation
                                 3131 Jay Street
                          Santa Clara, California 95054
                                 (408) 735-5800
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 _______________

                                    Copy to:
                             Paul L. Lion III, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                            Palo Alto, CA 94304-1018
                                 (415) 813-5615

                                 _______________

                         CALCULATION OF REGISTRATION FEE

================================== ================== ==================== ======================== ===============
                                                            Maximum           Proposed Maximum        Amount of
       Title of Securities             Amount to        Offering Price       Aggregate Offering      Registration
        to be Registered             be Registered       Per Share(1)             Price(1)               Fee
---------------------------------- ------------------ -------------------- ------------------------ ---------------
Common Stock, to be issued under
the 2000 Employee Stock Purchase
Plan.........................          328,436               $0.685               $224,978.66             $20.70
================================== ================== ==================== ======================== ===============

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee and based upon 100% of the average of the high and low prices reported on the Nasdaq National Market on June 10, 2002.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         2. The Company's Current Report on Form 10-Q for the period ended March 31, 2002.

         3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 14, 1996.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

         Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.    Indemnification of Directors and Officers.

         Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws. Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). An amendment to
Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation. The Company has adopted provisions in its Amended Articles of Incorporation which eliminate the liability of its directors for monetary damages and authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by law.

Item 7.    Exemption from Registration Claimed.

         Not Applicable.

Item 8.    Exhibits.

         5.1      Opinion of Morrison & Foerster LLP

         23.1     Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

         23.2     Consent of Deloitte & Touche LLP, Independent Auditors

         24.1     Power of Attorney (see Signature Page)

Item 9.    Undertakings.

         (a)  The undersigned Registrant hereby undertakes;

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee plan's annual report pursuant to Section 13(d) of the Exchange Act) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cylink Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 11, 2002.


                                       CYLINK CORPORATION


                                       By:    /s/ R. Christopher Chillingworth
                                              ----------------------------------
                                              R. Christopher Chillingworth
                                              Vice President of Finance
                                              and Administration and
                                              Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints R. Christopher Chillingworth and Robert B. Fougner, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                            Capacity                      Date
---------                            --------                      ----
/s/ William P. Crowell               President, Chief Executive    June 11, 2002
--------------------------------     Officer  and Director
    William P. Crowell               (Principal Executive
                                     Officer)

Signature                            Capacity                      Date
---------                            --------                      ----
/s/ R. Christopher Chillingworth     Vice President of Finance     June 11, 2002
    ----------------------------     and Administration and
    R. Christopher Chillingworth     Chief Financial Officer
                                     (Principal Financial and
                                     Accounting Officer)


/s/ Leo A. Guthart                   Director, Chairman of the     June 11, 2002
    ----------------------------     Board of Directors
    Leo A. Guthart

                                     Director                      June 11, 2002
/s/ James S. Simons
--------------------------------
    James S. Simons

                                     Director

--------------------------------
      Howard L. Morgan

                                     Director                      June 11, 2002
/s/ William W. Harris
--------------------------------
      William W. Harris

                                     Director

--------------------------------
      Paul Gauvreau

                                     Director

--------------------------------
      Regis McKenna

                                INDEX TO EXHIBITS


Exhibit
Number                              Document
------                              --------

    5.1           Opinion of Morrison & Foerster LLP

   23.1           Consent of Counsel (included in Exhibit 5.1)

   23.2           Consent of Deloitte & Touche LLP, Independent
                  Auditors

   24.1           Power of Attorney (see Signature Page)